Exhibit 99.1

Tesoro Corporation Reports Record 2015 Third Quarter Results

•	Record net earnings from continuing operations of $759 million, or $6.13 per diluted share

•	Adjusted earnings were $802 million, or $6.48 per diluted share, excluding special items

•	Returned $287 million to shareholders and paid down $398 million of secured debt

•	S&P places both Tesoro and Tesoro Logistics on positive outlook

•	Board approves new $1.0 billion share repurchase program

•	Delivered over $500 million of business improvements year-to-date and on track to deliver $670 million for full year 2015

SAN ANTONIO - October 28, 2015 - Tesoro Corporation (NYSE:TSO) today reported third quarter net earnings of $759 million, or $6.13 per diluted share compared to net earnings of $396 million, or $3.05 per diluted share for the third quarter of 2014. Results in the third quarter include an inventory charge due to the lower of cost or market valuation of $0.41 per diluted share and a gain of $0.06 per diluted share related to an insurance settlement. Excluding these adjustments, net earnings from continuing operations were $802 million, or $6.48 per diluted share. Adjusted EBITDA for the third quarter was $1.6 billion compared to $858 million last year.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions, except per share data)	2015	2014	2015	2014
Operating Income
Refining	$895	$536	$1,831	$1,074
TLLP	112	61	329	169
Marketing	379	180	724	292
Total Segment Operating Income	$1,386	$777	$2,884	$1,535
Net Earnings From Continuing Operations Attributable to Tesoro	$759	$397	$1,490	$700

Diluted EPS - Continuing Operations	$6.13	$3.06	$11.85	$5.32
Diluted EPS - Discontinued Operations	—	(0.01)	(0.03)	(0.02)
Total Diluted EPS	$6.13	$3.05	$11.82	$5.30
Adjusted Diluted EPS - Continuing Operations	$6.48	$3.09	$12.02	$5.48

“We reported very strong results for the third quarter, with an all-time record for EBITDA and earnings per share, driven by a favorable market environment and strong performance across all business segments,” said Greg Goff, Chairman and CEO. “We returned $287 million to shareholders in the quarter and also paid down $398 million of secured debt. In addition, we continue to leverage our strong cash position and reinvest capital towards our growth initiatives and business improvement plans.”

For the third quarter 2015, the Company recorded segment operating income of $1.4 billion compared to segment operating income of $777 million in the third quarter of 2014. The increase was primarily due to high utilization at our refineries, strong marketing sales and execution of our business improvement plans.

The refining segment’s operating income was $895 million for the quarter, compared to $536 million in the third quarter of 2014. This is primarily attributable to a favorable margin environment, high operational reliability, and lower operating expenses.

Total refinery throughput for the quarter was 861 thousand barrels per day, or 101% utilization. Manufacturing costs in the third quarter of 2015 decreased $0.58/bbl over last year to $4.84/bbl, primarily attributable to lower energy prices.

The Tesoro Index was $23.09/bbl for the third quarter of 2015 with a realized gross refining margin of $20.49/bbl or 89% of the Tesoro Index, compared to a realized gross refining margin of $14.92 or 121% of the Tesoro Index last year. Capture rates in the quarter were impacted by the combination of weaker crude oil differentials and refinery maintenance.

The logistics segment’s operating income was $112 million in the third quarter of 2015 compared to $61 million in the third quarter of 2014. This growth was driven by contributions from the Rockies natural gas business, executing our organic growth plans and the additional crude oil volumes from the Connolly Gathering system in North Dakota.

The marketing segment’s operating income was $379 million, up from $180 million in the third quarter of last year. The improvement was due to higher volumes driven by growth in consumer demand and a favorable market environment.

Corporate and unallocated costs for the third quarter 2015 were $94 million, including $5 million of corporate depreciation and variable stock-based compensation expense of $22 million.

Capital Spending and Liquidity
Capital spending for the third quarter 2015 was $167 million for Tesoro Corporation and $92 million for TLLP. The Company estimates full year 2015 capital spending, excluding TLLP, of $745 million. TLLP capital spending is estimated to be approximately $345 million. Turnaround expenditures for the third quarter were $66 million. For the full year 2015, the Company expects to spend $280 million for turnarounds and $50 million for retail branding.

The Company ended the third quarter of 2015 with approximately $1.0 billion in cash and $2.9 billion of availability under the Company’s revolving credit facility with no current borrowings. Excluding TLLP debt and equity, total debt, net of unamortized issuance costs, was $1.2 billion or 19% of total capitalization at the end of the third quarter of 2015. On a consolidated basis total outstanding debt, net of unamortized issuance costs, was $3.8 billion. TLLP ended the third quarter with $280 million in borrowings under its separate revolving credit facility. In the third quarter of 2015, Tesoro also repaid $398 million of its outstanding term loan and currently has no outstanding secured debt. On September 30th, S&P reaffirmed the credit ratings on both Tesoro and Tesoro Logistics while placing both entities on positive outlook.

Returning Cash to Shareholders
During the third quarter of 2015, Tesoro returned $287 million to shareholders through the purchase of nearly 2.4 million of the Company’s shares for $225 million and quarterly dividends of $62 million. In addition to the remaining authorization of $506 million for share repurchases, the board of directors has approved a new $1.0 billion share repurchase program.

Strategic Update
The Company is on track to achieve its 2015 plan to deliver approximately $670 million of business improvements. During the first nine months of 2015, we estimate that we delivered $505 million of business improvement, including approximately $130 million related to West Coast improvements, approximately $120 million related to capturing margin improvements, and approximately $255 million from growing our logistics operations.

Through the first three quarters of 2015, the Rockies natural gas business delivered approximately $213 million of adjusted EBITDA, including $20 million of synergies. For the nine months of 2015, natural gas gathering volumes were up approximately 10%, fee-based processing volumes were up approximately 14% and natural gas liquids processing throughput was up approximately 24%.

Tesoro is in the final stages of offering Tesoro Logistics the opportunity to acquire crude oil and refined product storage and pipeline assets in Los Angeles. Tesoro expects these assets to deliver an annual EBITDA of $50 to $75 million to TLLP. This transaction is expected to close by the end of the year.

We expect the Washington State’s Energy Facility Site Evaluation Council (“EFSEC”) to release the Draft Environmental Impact Statement at the end of November and the Company expects that EFSEC will submit its recommendation to the governor of Washington once it completes the adjudicative phase. In addition, the Company is currently in the permitting phase of the Los Angeles Integration and Compliance Project at its Los Angeles, California refinery and the Clean Products Upgrade Project at its Anacortes, Washington refinery.

Analyst and Investor Presentation
Tesoro Corporation will be hosting its Analyst and Investor Presentation at Le Parker Meridian Hotel in New York City on December 9, 2015 at 9:00 a.m. ET. Because space is limited, reservations will be required to attend and accepted on a first-come, first-serve basis. Interested parties should contact the Investor Relations department via email at investorday@tsocorp.com. Interested parties may also access the presentation over the Internet by logging on to http://www.tsocorp.com.

Public Invited to Listen to Analyst and Investor Conference Call
At 7:30 a.m. CT tomorrow morning, Tesoro will broadcast, live, its conference call with analysts regarding third quarter 2015 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to http://www.tsocorp.com.

Tesoro Corporation, a Fortune 100 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates six refineries in the western United States with a combined capacity of over 850,000 barrels per day and ownership in a logistics business, which includes a 33% interest in Tesoro Logistics LP (NYSE: TLLP) and ownership of its general partner. Tesoro's retail-marketing system includes over 2,200 retail stations under the ARCO®, Shell®, Exxon®, Mobil®, USA Gasoline™ and Tesoro® brands.

This earnings release contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning expectations for achievement of targeted business improvement objectives for 2015; plans to continue leveraging our strong cash position and reinvest capital towards our growth initiatives and business improvement plans; expectations about capital spending, turnaround expenditures and branding costs; plans to offer crude oil and refined product storage and pipeline assets to TLLP, the related EBITDA to be generated by such assets, and the timing for completion of such a transaction; timing of the permitting and approval process for the Vancouver Energy project; and expectations for throughput, manufacturing costs, depreciation, corporate expense and interest expense in the fourth quarter of 2015. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Contact:
Investors:
Sam Ramraj, Vice President, Investor Relations, (210) 626-4757

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702

TESORO CORPORATION
FOURTH QUARTER 2015 GUIDANCE
(Unaudited)

Throughput (Mbpd)
California	500-525
Pacific Northwest	160-170
Mid-Continent	120-130
Consolidated	780-825

Manufacturing Cost ($/throughput barrel)
California	$ 5.65 - 5.90
Pacific Northwest	$ 4.55 - 4.80
Mid-Continent	$ 3.80 - 4.05
Consolidated	$ 5.10 - 5.35

Corporate/System ($ millions)
Refining depreciation	$120
TLLP depreciation	$45
Corporate expense (before depreciation)	$75
Interest expense (before interest income)	$55

Non-GAAP Measures

Our management uses a variety of financial and operating metrics to analyze operating segment performance. To supplement our financial information presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), our management uses additional metrics that are known as “non-GAAP” financial metrics in its evaluation of past performance and prospects for the future. These metrics are significant factors in assessing our operating results and profitability and include earnings before interest, income taxes, depreciation and amortization expenses (“EBITDA”). We define EBITDA as consolidated earnings, including earnings attributable to noncontrolling interest, excluding net earnings (loss) from discontinued operations, before depreciation and amortization expense, net interest and financing costs, income taxes and interest income. We define Adjusted EBITDA as EBITDA plus or minus amounts determined to be “special items” by our management based on their unusual nature and relative significance to earnings (loss) in a certain period. We provide complete reconciliation and discussion of items identified as special items with our presentation of adjusted EBITDA. We define Free Cash Flow as cash flow from operations less sustaining capital expenses comprised of maintenance and regulatory capital expenditures and the return of excess cash flows to shareholders through dividends and distributions to noncontrolling interest.

We present EBITDA and adjusted EBITDA because we believe some investors and analysts use EBITDA and adjusted EBITDA to help analyze our cash flows including our ability to satisfy principal and interest obligations with respect to our indebtedness and use cash for other purposes, including capital expenditures. EBITDA and adjusted EBITDA are also used by some investors and analysts to analyze and compare companies on the basis of operating performance and by management for internal analysis. EBITDA and adjusted EBITDA should not be considered as alternatives to U.S. GAAP net earnings or net cash from operating activities. EBITDA and adjusted EBITDA have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and net cash from operating activities.

We present net earnings from continuing operations adjusted for special items (“Adjusted Earnings”) and net earnings per diluted share from continuing operations adjusted for special items (“Adjusted Diluted EPS”) as management believes that the impact of these items on net earnings from continuing operations and diluted earnings per share from continuing operations is important information for an investor’s understanding of the operations of our business and the financial information presented. Adjusted Earnings and Adjusted Diluted EPS should not be considered as an alternative to net earnings, earnings per diluted share or any other measure of financial performance presented in accordance with U.S. GAAP. Adjusted Earnings and Adjusted Diluted EPS may not be comparable to similarly titled measures used by other entities.

Items Impacting Comparability

Our branded operations represented the assets and operations that were previously shown as the retail segment. In previous periods, a portion of our marketing business related to sales in unbranded or wholesale channels that were presented within our refining operating segment. Upon considering the changes in our business, including the transition from company-owned retail operations to multi-site operator model, we assessed how our chief operating decision maker evaluates the business, assesses performance and allocates resources. From this analysis, we believed the presentation of a marketing segment inclusive of both unbranded and branded marketing operations was appropriate. As of the second quarter 2015, we revised our operating segments to include refining, TLLP and a realigned marketing segment. Comparable prior period information has been recast to reflect our revised segment presentation. No other changes were deemed necessary to our refining and TLLP segments.

The TLLP financial and operational data presented include the historical results of all assets acquired from Tesoro prior to the acquisition dates. The acquisitions from Tesoro were transfers between entities under common control. Accordingly, the financial information of TLLP contained herein has been retrospectively adjusted to include the historical results of the assets acquired in the acquisitions from Tesoro prior to the effective date of each acquisition for all periods presented.

TLLP acquired assets related to, and entities engaged in, natural gas gathering, transportation and processing in Wyoming, Colorado, Utah, and North Dakota (the “Rockies Natural Gas Business”) through its acquisition of QEP Field Services, LLC (“QEPFS”) from QEP Resources, Inc. on December 2, 2014. At the acquisition date, QEPFS held an approximate 56% limited partner interest in QEP Midstream Partners, LP (“QEPM”) and 100% of QEPM’s general partner, QEP Midstream Partners GP, LLC, which itself held a 2% general partner interest and all of the incentive distribution rights in QEPM. All intercompany transactions with TLLP and QEPM are eliminated upon consolidation.

Certain 2014 period EBITDA financial information has been revised to conform with EBITDA and Adjusted EBITDA presentation disclosed by TLLP on a standalone basis.

TESORO CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS
(Unaudited)
(In millions, except share data)

	September 30, 2015	December 31, 2014
ASSETS
Current Assets
Cash and cash equivalents (TLLP: $11 and $19, respectively)	$959	$1,000
Receivables, net of allowance for doubtful accounts	1,016	1,435
Inventories (a)	2,507	2,439
Prepayments and other current assets	176	200
Total Current Assets	4,658	5,074
Net Property, Plant and Equipment (TLLP: $3,432 and $3,306, respectively)	9,427	9,045
Other Noncurrent Assets	2,516	2,372
Total Assets	$16,601	$16,491

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,789	$2,470
Other current liabilities	1,063	996
Total Current Liabilities	2,852	3,466
Other Noncurrent Liabilities	2,099	1,888
Debt, Net of Unamortized Issuance Costs (TLLP: $2,569 and $2,544, respectively)	3,791	4,161
Equity	7,859	6,976
Total Liabilities and Equity	$16,601	$16,491
___________________

(a)
Due to a lower crude oil and refined product pricing environment experienced since the end of 2014, we recorded a lower of cost or market adjustment to cost of sales of $83 million ($50 million after-tax) at September 30, 2015 for our crude oil, refined products, oxygenates and by-product inventories. At December 31, 2014, we recorded a $42 million lower of cost or market adjustment for the same type of inventories, which was reversed in the first quarter of 2015 as the inventories associated with the adjustment at the end of 2014 were sold or used during the first quarter of 2015. The net effect of the lower of cost or market inventory adjustment recognized during the nine months ended September 30, 2015 was $41 million ($25 million after-tax).

TESORO CORPORATION
RESULTS OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$7,743	$11,151	$22,438	$32,188
Costs and Expenses:
Cost of sales (a)	5,571	9,594	17,309	28,409
Operating expenses	589	624	1,676	1,813
Selling, general and administrative expenses (b)	95	86	247	209
Depreciation and amortization expense	192	144	553	409
(Gain) loss on asset disposals and impairments (c)	4	1	12	(2)
Operating Income	1,292	702	2,641	1,350
Interest and financing costs, net (d)	(54)	(50)	(163)	(168)
Other income, net (e)	19	11	21	13
Earnings Before Income Taxes	1,257	663	2,499	1,195
Income tax expense	458	249	888	437
Net Earnings From Continuing Operations	799	414	1,611	758
Loss from discontinued operations, net of tax	—	(1)	(4)	(2)
Net Earnings	799	413	1,607	756
Less: Net earnings from continuing operations attributable to noncontrolling interest	40	17	121	58
Net Earnings Attributable to Tesoro Corporation	$759	$396	$1,486	$698
Net Earnings (Loss) Attributable to Tesoro Corporation
Continuing operations	$759	$397	$1,490	$700
Discontinued operations	—	(1)	(4)	(2)
Total	$759	$396	$1,486	$698
Net Earnings (Loss) Per Share - Basic:
Continuing operations	$6.19	$3.11	$11.98	$5.41
Discontinued operations	—	(0.01)	(0.03)	(0.02)
Total	$6.19	$3.10	$11.95	$5.39
Weighted average common shares outstanding - Basic	122.5	127.9	124.3	129.5
Net Earnings (Loss) Per Share - Diluted:
Continuing operations	$6.13	$3.06	$11.85	$5.32
Discontinued operations	—	(0.01)	(0.03)	(0.02)
Total	$6.13	$3.05	$11.82	$5.30
Weighted average common shares outstanding - Diluted	123.8	129.7	125.7	131.7
_________________________

(b)
Includes stock-based compensation expense of $22 million and $12 million for the three months ended September 30, 2015 and 2014, respectively, and expense of $57 million and $20 million for the nine months ended September 30, 2015 and 2014, respectively. The significant impact to stock-based compensation expense is primarily a result of changes in Tesoro’s stock price during the three and nine months ended September 30, 2015 as compared to the three and nine months ended September 30, 2014.

(c)	Includes a gain of $5 million ($2 million to Tesoro, after-tax) for the nine months ended September 30, 2014 resulting from TLLP’s sale of its Boise Terminal.

(d)
Includes charges totaling $10 million ($4 million to Tesoro, after-tax) and $41 million ($23 million to Tesoro, after-tax) for premiums and unamortized debt issuance costs associated with the redemption of TLLP’s 2019 Notes and 2020 Notes during the three and nine months ended September 30, 2014, respectively.

(e)
Includes equity in earnings of equity method investments of $2 million and $6 million for the three and nine months ended September 30, 2015, respectively, for TLLP related to its investments in Three Rivers Gathering and Uinta Basin Field Services. Also includes equity in earnings of equity method investments of $5 million and $3 million for the three and nine months ended September 30, 2015, respectively, and $9 million and $10 million for the three and nine months ended September 30, 2014, respectively, for our refining segment related to its investments in Watson Cogen Company and Vancouver Energy. During the three and nine months ended September 30, 2015, we recorded a gain of $11 million ($7 million after-tax) as other income for insurance proceeds related to the settlement of claims associated with the Washington Refinery Fire.

TESORO CORPORATION
SELECTED SEGMENT OPERATING DATA
(Unaudited) (In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Earnings Before Income Taxes
Refining (a) (f)	$895	$536	$1,831	$1,074
TLLP (c)	112	61	329	169
Marketing (f)	379	180	724	292
Total Segment Operating Income	1,386	777	2,884	1,535
Corporate and unallocated costs (b)	(94)	(75)	(243)	(185)
Operating Income	1,292	702	2,641	1,350
Interest and financing costs, net (d)	(54)	(50)	(163)	(168)
Other income, net (e)	19	11	21	13
Earnings Before Income Taxes	$1,257	$663	$2,499	$1,195
Depreciation and Amortization Expense
Refining	$132	$112	$373	$317
TLLP	44	18	132	51
Marketing	11	10	34	30
Corporate	5	4	14	11
Total Depreciation and Amortization Expense	$192	$144	$553	$409
Special Items, Before Taxes (g)
Refining	$83	$—	$41	$—
TLLP	—	1	14	1
Corporate	(11)	—	(11)	—
Total Special Items	$72	$1	$44	$1
Adjusted EBITDA
Refining (e)	$1,115	$657	$2,248	$1,398
TLLP (e)	158	80	481	224
Marketing	390	190	758	322
Corporate	(88)	(69)	(228)	(171)
Total Adjusted EBITDA	$1,575	$858	$3,259	$1,773
Capital Expenditures
Refining	$153	$118	$485	$280
TLLP	92	63	235	137
Marketing	8	9	20	27
Corporate	6	4	16	20
Total Capital Expenditures	$259	$194	$756	$464
___________________

(f)
Our refining segment uses RINs to satisfy its obligations under the Renewable Fuels Standard, in addition to physically blending required biofuels. Effective April 1, 2013, we changed our intersegment pricing methodology and no longer reduced the amount marketing pays for the biofuels by the market value of the RINs due to significant volatility in the value of RINs. At the end of 2014, given the price of RINs has become more transparent in the price of biofuels, we determined our intersegment pricing methodology should include the market value of RINs as a reduction to the price our marketing segment pays to our refining segment. We made this change effective January 1, 2015. We have not adjusted financial information presented for our refining and marketing segments for the three and nine months ended September 30, 2014. Had we made this change effective January 1, 2014, operating income in our refining segment would have been reduced by $35 million and $94 million for the three and nine months ended September 30, 2014, respectively, with a corresponding increase to operating income in our marketing segment.

(g)	The effects of special items on net earnings before income taxes by segment include:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions)
Refining
Inventory valuation adjustment (a)	$83	$—	$41	$—
TLLP
Throughput deficiency receivables (h)	—	—	13	—
Gain on sale of Boise Terminal (c)	—	—	—	(5)
Acquisition costs included in general and administrative expenses (i)	—	1	1	1
Inspection and maintenance expenses associated with the Northwest Products System (j)	—	—	—	5
Corporate
Insurance settlement gain (e)	(11)	—	(11)	—

(h)
During the nine months ended September 30, 2015, TLLP invoiced QEPFS customers for deficiency payments. TLLP did not recognize $13 million ($4 million to Tesoro, after-tax) of revenue related to the billing period as it represented opening balance sheet assets for the acquisition of the Rockies Natural Gas Business; however, TLLP is entitled to the cash receipt from such billings.

(i)	Reflects acquisition costs included in general and administrative expenses primarily related to the merger of QEPM into TLLP.

(j)
Includes costs for detailed inspection and maintenance program on the Northwest Products System Pipeline. The purchase price of the Northwest Products System was reduced to compensate TLLP for assuming responsibilities to perform this work.

TESORO CORPORATION
OTHER SUMMARY FINANCIAL INFORMATION
(Unaudited) (Dollars in millions)

	Nine Months Ended September 30,
	2015	2014
Cash Flows From (Used in):
Operating activities	$1,847	$1,047
Investing activities	(783)	(483)
Financing activities	(1,105)	(272)
Increase (Decrease) in Cash and Cash Equivalents	$(41)	$292

	September 30, 2015	December 31, 2014
Total debt, net of unamortized issuance costs, to capitalization ratio	33%	37%
Total debt, net of unamortized issuance costs, to capitalization ratio excluding TLLP debt (k)	19%	27%
Working capital (current assets less current liabilities)	$1,806	$1,608
Total market value of TLLP units held by Tesoro (l)	$1,268	$1,658

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Cash distributions received from TLLP (m):
For common/subordinated units held	$20	$12	$58	$34
For general partner units held	18	8	48	21
Total Cash Distributions Received from TLLP	$38	$20	$106	$55
_______________________

(k)
Excludes TLLP’s total debt, net of unamortized issuance costs, and capital leases of $2.6 billion and $2.5 billion at September 30, 2015 and December 31, 2014, respectively, which are non-recourse to Tesoro, except for Tesoro Logistics GP, LLC, and noncontrolling interest of $2.5 billion at both September 30, 2015 and December 31, 2014.

(l)
Represents market value of the 28,181,748 common units held by Tesoro at both September 30, 2015 and December 31, 2014. The market values were $45.00 and $58.85 per unit based on the closing unit price at September 30, 2015 and December 31, 2014, respectively.

(m)	Represents distributions received from TLLP during the three and nine months ended September 30, 2015 and 2014 on common or subordinated units and general partner units held by Tesoro.

TESORO CORPORATION
SELECTED CONSOLIDATED OPERATING DATA AND RESULTS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Refined Product Sales (Mbpd) (n)
Gasoline and gasoline blendstocks	530	516	510	511
Diesel fuel	213	223	198	208
Jet fuel	148	146	153	146
Heavy fuel oils, residual products and other	101	87	91	85
Total Refined Product Sales	992	972	952	950

Refined Product Sales Margin ($/barrel) (n) (o)
Average sales price	$81.92	$118.75	$81.84	$119.04
Average costs of sales	66.35	106.93	67.92	107.77
Refined Product Sales Margin	$15.57	$11.82	$13.92	$11.27
___________________

(n)
Sources of total refined product sales include refined products manufactured at our refineries and refined products purchased from third parties. Total refined product sales margins include margins on sales of manufactured and purchased refined products.

(o)
We calculate refined product sales margin per barrel by dividing refined product sales margin by total refined product sales (in barrels). Refined product sales margin represents refined product sales less refined product cost of sales. Average refined product sales price include all sales through our marketing segment as well as in bulk markets and exports through our refining segment. Average costs of sales and related sales margins include amounts recognized for the sale of refined products manufactured at our refineries along with the sale of refined products purchased from third parties to help fulfill supply commitments. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
REFINING SEGMENT	2015	2014	2015	2014
Total Refining Segment
Throughput (Mbpd)
Heavy crude (p)	178	157	150	163
Light crude	635	641	575	614
Other feedstocks	48	60	56	54
Total Throughput	861	858	781	831
Yield (Mbpd)
Gasoline and gasoline blendstocks	438	445	405	430
Diesel fuel	195	199	166	196
Jet fuel	122	130	119	126
Heavy fuel oils, residual products, internally produced fuel and other	158	141	140	135
Total Yield	913	915	830	887
Segment Operating Income ($ millions)
Gross refining margin (q) (f)	$1,540	$1,177	$3,672	$2,939
Expenses
Manufacturing costs	384	428	1,178	1,280
Other operating expenses	124	96	275	258
Selling, general and administrative expenses	3	4	7	9
Depreciation and amortization expense	132	112	373	317
Loss on asset disposal and impairments	2	1	8	1
Segment Operating Income (f)	$895	$536	$1,831	$1,074
Gross Refining Margin ($/throughput barrel) (r) (s)	$20.49	$14.92	$17.42	$12.96
Manufacturing Cost before Depreciation and Amortization Expense ($/throughput barrel) (r)	$4.84	$5.42	$5.53	$5.65
___________________

(p)	We define heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less.

(q)
Consolidated gross refining margin combines gross refining margin for each of our regions adjusted for other amounts not directly attributable to a specific region. Other amounts included $1 million for the three months ended September 30, 2015 and $3 million and $4 million for the nine months ended September 30, 2015 and 2014, respectively. There were no amounts for the three months ended September 30, 2014. Gross refining margin includes the effect of intersegment sales to the marketing segment and services provided by TLLP. Gross refining margin approximates total refining throughput multiplied by the gross refining margin per barrel.

(r)
Management uses various measures to evaluate performance and efficiency and to compare profitability to other companies in the industry, including gross refining margin per barrel, manufacturing costs before depreciation and amortization expense (“Manufacturing Costs”) per barrel and refined product sales margin per barrel. We calculate gross refining margin per barrel by dividing gross refining margin (revenues for manufactured refined products sold less costs of feedstocks, purchased refined products, transportation and distribution) by total refining throughput. We calculate Manufacturing Costs per barrel by dividing Manufacturing Costs by total refining throughput. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.

(s)
At September 30, 2015, we recorded an $83 million charge for a lower of cost or market adjustment to our inventories. On a regional basis, gross refining margin reflects charges of $56 million, $18 million and $9 million for California, Pacific Northwest and Mid-Continent, respectively. The gross refining margin per throughput barrel on a consolidated and regional basis do not include this charge. In addition, the gross refining margin per throughput barrel for the nine months ended September 30, 2015 excludes the impact of the $42 million benefit recognized during the first quarter of 2015 from a lower of cost or market inventory valuation adjustment recorded in the fourth quarter of 2014 in the computation of the rate at a consolidated or regional level.

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Refining By Region	2015	2014	2015	2014
California (Martinez and Los Angeles)
Throughput (Mbpd)
Heavy crude (p)	172	153	144	158
Light crude	328	342	313	334
Other feedstocks	34	43	37	36
Total Throughput	534	538	494	528

Yield (Mbpd)
Gasoline and gasoline blendstocks	279	292	265	284
Diesel fuel	111	119	98	123
Jet fuel	76	84	76	81
Heavy fuel oils, residual products, internally produced fuel and other	109	90	94	86
Total Yield	575	585	533	574

Gross Refining Margin ($ millions)	$1,015	$637	$2,408	$1,616
Gross Refining Margin ($/throughput barrel) (r) (s)	$21.82	$12.87	$18.07	$11.22
Manufacturing Cost before Depreciation and Amortization Expense ($/throughput barrel) (r)	$5.79	$6.26	$6.32	$6.46
Capital Expenditures ($ millions)	$86	$36	$200	$100

Pacific Northwest (Alaska & Washington)
Throughput (Mbpd)
Heavy crude (p)	6	4	6	5
Light crude	177	171	147	154
Other feedstocks	9	12	15	13
Total Throughput	192	187	168	172

Yield (Mbpd)
Gasoline and gasoline blendstocks	84	80	74	74
Diesel fuel	41	38	31	33
Jet fuel	36	36	33	32
Heavy fuel oils, residual products, internally produced fuel and other	38	39	36	38
Total Yield	199	193	174	177

Gross Refining Margin ($ millions)	$238	$248	$641	$506
Gross Refining Margin ($/throughput barrel) (r) (s)	$14.49	$14.38	$14.20	$10.80
Manufacturing Cost before Depreciation and Amortization Expense ($/throughput barrel) (r)	$3.35	$4.00	$3.97	$4.33
Capital Expenditures ($ millions)	$32	$18	$87	$31

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Mid-Continent (North Dakota and Utah)
Throughput (Mbpd)
Light crude	130	128	115	126
Other feedstocks	5	5	4	5
Total Throughput	135	133	119	131

Yield (Mbpd)
Gasoline and gasoline blendstocks	75	73	66	72
Diesel fuel	43	42	37	40
Jet fuel	10	10	10	13
Heavy fuel oils, residual products, internally produced fuel and other	11	12	10	11
Total Yield	139	137	123	136

Gross Refining Margin ($ millions)	$286	$292	$620	$813
Gross Refining Margin ($/throughput barrel) (r) (s)	$23.66	$23.91	$19.22	$22.69
Manufacturing Cost before Depreciation and Amortization Expense ($/throughput barrel) (r)	$3.19	$4.02	$4.45	$4.08
Capital Expenditures ($ millions)	$35	$64	$198	$149

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
TLLP SEGMENT	2015	2014	2015	2014
Gathering
Crude oil gathering pipeline throughput (Mbpd)	199	136	182	114
Average crude oil gathering pipeline revenue per barrel (t)	$1.71	$1.38	$1.77	$1.35
Crude oil gathering trucking volume (Mbpd)	34	51	42	47
Average crude oil gathering trucking revenue per barrel (t)	$3.14	$3.30	$3.24	$3.24
Gas gathering throughput (thousands of MMBtu/day) (u)	1,115	—	1,069	—
Average gas gathering revenue per MMBtu (t) (u)	$0.45	$—	$0.44	$—
Processing (u)
NGL processing throughput (Mbpd)	8	—	8	—
Average keep-whole fee per barrel of NGL (t)	$35.75	$—	$34.26	$—
Fee-based processing throughput (thousands of MMBtu/day)	767	—	742	—
Average fee-based processing revenue per MMBtu (t)	$0.39	$—	$0.40	$—
Terminalling and Transportation
Terminalling throughput (Mbpd)	964	943	932	919
Average terminalling revenue per barrel (t)	$1.05	$1.03	$1.08	$0.97
Pipeline transportation throughput (Mbpd)	838	843	819	824
Average pipeline transportation revenue per barrel (t)	$0.40	$0.36	$0.39	$0.36

Segment Operating Income ($ millions)
Revenues
Gathering	$87	$32	$253	$84
Processing	71	—	205	—
Terminalling and transportation	124	118	362	326
Total Revenues (v)	282	150	820	410
Expenses
Operating expenses (w)	98	55	278	155
General and administrative expenses (x)	28	16	81	39
Depreciation and amortization expense	44	18	132	51
Gain on asset disposals and impairments	—	—	—	(4)
Segment Operating Income	$112	$61	$329	$169
___________________________

(t)
Management uses average revenue per barrel and average revenue per MMBtu to evaluate performance and compare profitability to other companies in the industry. We calculate average revenue per barrel as revenue divided by total throughput or keep-whole processing volumes. We calculate average revenue per MMBtu as revenue divided by gas gathering and fee-based processing volume. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as an alternative to segment operating income, revenues and operating expenses or any other measure of financial performance presented in accordance with U.S. GAAP.

(u)	TLLP commenced natural gas gathering and processing operations with the acquisition of the Rockies Natural Gas Business on December 2, 2014.

(v)
TLLP segment revenues from services provided to our refining segment were $152 million and $130 million for the three months ended September 30, 2015 and 2014, respectively, and $454 million and $358 million for the nine months ended September 30, 2015 and 2014, respectively. These amounts are eliminated upon consolidation.

(w)
TLLP segment operating expenses include amounts billed by Tesoro for services provided to TLLP under various operational contracts. Amounts billed by Tesoro totaled $30 million and $18 million for the three months ended September 30, 2015 and 2014, respectively, and $79 million and $56 million for the nine months ended September 30, 2015 and 2014, respectively. Operating expenses also include imbalance gains and reimbursements pursuant to the Amended Omnibus Agreement of $12 million and $17 million for the three months ended September 30, 2015 and 2014, respectively, and $31 million and $32 million for the nine months ended September 30, 2015 and 2014, respectively. These amounts are eliminated upon consolidation. TLLP segment third-party operating expenses related to the transportation of crude oil and refined products are reclassified to cost of sales in our condensed statements of consolidated operations upon consolidation.

(x)
TLLP segment general and administrative expenses include amounts charged by Tesoro for general and administrative services provided to TLLP under various operational and administrative contracts. These amounts totaled $16 million and $11 million for the three months ended September 30, 2015 and 2014, respectively, and $51 million and $28 million for the nine months ended September 30, 2015 and 2014, respectively, and are eliminated upon consolidation. General and administrative expenses are also reclassified to cost of sales.

TESORO CORPORATION
SEGMENT OPERATING DATA AND RESULTS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
MARKETING SEGMENT	2015	2014	2015	2014
Average Number of Branded Stations (during the period)
Company/MSO-operated (y)	580	586	582	580
Jobber/Dealer operated	1,695	1,693	1,684	1,694
Total Average Branded Stations	2,275	2,279	2,266	2,274

Branded and Unbranded Fuel Sales (millions of gallons)	2,249	2,155	6,408	6,175

Branded and Unbranded Fuel Margin ($/gallon) (z)	$0.20	$0.12	$0.15	$0.08

Segment Operating Income ($ millions)
Gross Margins
Fuel (z) (f)	$459	$259	$951	$514
Other non-fuel (y) (aa)	16	33	45	92
Total Gross Margins	475	292	996	606
Expenses
Operating expenses	81	97	223	271
Selling, general and administrative expenses	3	5	12	11
Depreciation and amortization expense	11	10	34	30
Loss on asset disposals and impairments	1	—	3	2
Segment Operating Income (f)	$379	$180	$724	$292
___________________

(y)
During the fourth quarter 2014, we converted our company-operated locations to multi-site operators (“MSO”) retaining the transportation fuel sales. All employees and merchandise inventory were transferred to the MSOs.

(z)
Management uses fuel margin per gallon to compare fuel results to other companies in the industry. There are a variety of ways to calculate fuel margin per gallon and different companies may calculate it in different ways. We calculate fuel margin per gallon by dividing fuel gross margin by fuel sales volumes. Investors and analysts may use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered an alternative to revenues, segment operating income or any other measure of financial performance presented in accordance with U.S. GAAP. Fuel margin and fuel margin per gallon include the effect of intersegment purchases from the refining segment.

(aa)	Primarily includes rental income for the three and nine months ended September 30, 2015 and primarily merchandise revenue for the three and nine months ended September 30, 2014.

TESORO CORPORATION
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited) (In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of Net Earnings to EBITDA and Adjusted EBITDA
Net earnings	$799	$413	$1,607	$756
Loss from discontinued operations, net of tax	—	1	4	2
Depreciation and amortization expense	192	144	553	409
Income tax expense	458	249	888	437
Interest and financing costs, net	54	50	163	168
EBITDA	1,503	857	3,215	1,772
Special items (g)	72	1	44	1
Adjusted EBITDA	$1,575	$858	$3,259	$1,773

Reconciliation of Cash Flows from Operating Activities to EBITDA and Adjusted EBITDA
Net cash from operating activities	$940	$671	$1,847	$1,047
Net cash used in discontinued operations	2	1	2	2
Debt redemption charges	(1)	(10)	(1)	(41)
Turnaround and marketing branding charges	81	40	248	119
Changes in current assets and current liabilities	26	25	247	228
Income tax expense	458	249	888	437
Stock-based compensation expense	(22)	(12)	(57)	(20)
Interest and financing costs, net	54	50	163	168
Deferred income tax expense	(111)	(203)	(157)	(227)
Other	76	46	35	59
EBITDA	1,503	857	3,215	1,772
Special items (g)	72	1	44	1
Adjusted EBITDA	$1,575	$858	$3,259	$1,773

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of Refining Operating Income to Refining EBITDA and Adjusted EBITDA
Operating income	$895	$536	$1,831	$1,074
Impact related to TLLP Predecessor presentation (ab)	—	—	—	(3)
Depreciation and amortization expense	132	112	373	317
Other income, net (e)	5	9	3	10
EBITDA	1,032	657	2,207	1,398
Special items (g)	83	—	41	—
Adjusted EBITDA	$1,115	$657	$2,248	$1,398

Reconciliation of TLLP Operating Income to TLLP EBITDA and Adjusted EBITDA
Operating income	$112	$61	$329	$169
Loss attributable to Predecessor (ab)	—	—	—	3
Depreciation and amortization expense	44	18	132	51
Other income, net (e)	2	—	6	—
EBITDA	158	79	467	223
Special items (g)	—	1	14	1
Adjusted EBITDA	$158	$80	$481	$224

Reconciliation of Marketing Operating Income to Marketing EBITDA and Adjusted EBITDA
Operating income	$379	$180	$724	$292
Depreciation and amortization expense	11	10	34	30
EBITDA and Adjusted EBITDA	$390	$190	$758	$322

Reconciliation of Corporate and Other Operating Loss to Corporate and Other EBITDA and Adjusted EBITDA
Operating loss	$(94)	$(75)	$(243)	$(185)
Depreciation and amortization expense	5	4	14	11
Other income, net (e)	12	2	12	3
EBITDA	(77)	(69)	(217)	(171)
Special items (g)	(11)	—	(11)	—
Adjusted EBITDA	$(88)	$(69)	$(228)	$(171)
___________________

(ab)
The TLLP financial and operational data presented include the historical results of all assets acquired from Tesoro prior to the acquisition dates. The acquisitions from Tesoro were transfers between entities under common control. Accordingly, the financial information of TLLP contained herein has been retrospectively adjusted to include the historical results of the assets acquired in the acquisitions from Tesoro prior to the effective date of each acquisition for all periods presented. The TLLP financial data is derived from the combined financial results of the TLLP predecessor (the “TLLP Predecessor”). We refer to the TLLP Predecessor and, prior to each acquisition date, the acquisitions from Tesoro collectively, as “TLLP’s Predecessors.”

	Rockies Natural Gas Business
	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Reconciliation of Operating Income to EBITDA and Adjusted EBITDA
Operating income	$47	$128
Depreciation and amortization expense	25	72
EBITDA	72	200
Throughput deficiency receivables (h)	—	13
Adjusted EBITDA	$72	$213

Rockies Natural Gas Business 2015 Projected Annual EBITDA attributable to TLLP
Reconciliation of Projected Net Earnings to Projected Annual EBITDA
Projected net earnings	$93
Depreciation and amortization expense	96
Interest and financing costs, net	86
Projected Adjusted EBITDA	$275

TLLP Projected Annual EBITDA Contribution from Drop Down
Reconciliation of TLLP Projected Net Earnings to Projected Annual EBITDA
Projected net earnings	$ 41 - 66
Depreciation and amortization expense	2
Interest and financing costs, net	7
Projected Annual EBITDA	$ 50 - 75

	TLLP 2015 Projected Annual EBITDA	TLLP 2017 Projected Annual EBITDA
Reconciliation of TLLP Projected Net Earnings to Projected Annual EBITDA
Projected net earnings	$ 295 - 315	$555
Depreciation and amortization expense	205	240
Interest and financing costs, net	150	205
Projected Annual EBITDA	$ 650 - 670	$1,000

Nine Months Ended September 30, 2015
Estimated Free Cash Flow Reconciliation
Net cash flow from operating activities	$1,847
Less: Sustaining (Maintenance and Regulatory) capital	(313)
Less: Dividend payments	(169)
Less: Distributions to noncontrolling interest	(135)
Free Cash Flow	$1,230

TESORO CORPORATION
NET EARNINGS ADJUSTED FOR SPECIAL ITEMS
(Unaudited) (In millions except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net Earnings Attributable to Tesoro Corporation from Continuing Operations - U.S. GAAP	$759	$397	$1,490	$700
Special Items, After-tax: (ac)
Inventory valuation adjustment (a)	50	—	25	—
Throughput deficiency receivables (h)	—	—	4	—
Insurance settlement gain (e)	(7)	—	(7)	—
Debt redemption charges (d)	—	4	—	23
Gain on sale of Boise Terminal (c)	—	—	—	(2)
Adjusted Earnings	$802	$401	$1,512	$721

Diluted Net Earnings per Share from Continuing Operations Attributable to Tesoro Corporation - U.S. GAAP	$6.13	$3.06	$11.85	$5.32
Special Items Per Share, After-tax: (ac)
Inventory valuation adjustment (a)	0.41	—	0.20	—
Throughput deficiency receivables (h)	—	—	0.03	—
Insurance settlement gain (e)	(0.06)	—	(0.06)	—
Debt redemption charges (d)	—	0.03	—	0.18
Gain on sale of Boise Terminal (c)	—	—	—	(0.02)
Adjusted Diluted EPS	$6.48	$3.09	$12.02	$5.48
___________________

(ac)
For the purpose of reconciling net earnings, special items have been adjusted pre-tax to reflect our limited and general partner interests in TLLP including amounts attributable to our incentive distribution rights.